Exhibit 99.1

SIGA Reports Financial Results for Three and Six Months Ended June 30, 2021

-   Approximately $7 Million in International Sales of Oral TPOXX® in the Second Quarter -

-  Authorization of Additional $50 Million Share Repurchase Program -

- Corporate Update Conference Call Today at 4:30 PM ET

August 5, 2021, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and six months ended June 30, 2021.

“SIGA’s second quarter financial results show a steady continuing positive result of international revenues,” said Phil Gomez, CEO of SIGA. “In the second quarter, we had $7 million of international revenues from oral TPOXX® deliveries to Canada, building on $3 million of international revenues from Canadian deliveries in the first quarter.  These sales represent our first success in a multi-year initiative to build an international business for oral TPOXX®.  In coordination with Meridian Medical Technologies (“Meridian”) (through our international promotion agreement), we continue to actively work toward turning opportunities into additional sales.  Specifically, we are currently working with Meridian in a new foreign jurisdiction toward finalizing an order that would be similar in size to the initial orders received from Canada in 2020 and early 2021.   The timing of the completion of the order has been, and may continue to be impacted by the COVID-19 pandemic.

Summary Financial Results
($ in millions, except per share amounts)

Second Quarter 2021 in comparison to Second Quarter 2020

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020

Total Revenues	$8.7	$40.3
Operating Income (1)	$0.0	$28.8
Income before Income Taxes (1)	$0.5	$27.2
Net Income	$0.2	$20.9
Diluted (Loss) Income per Share	($0.00) per share	$0.26 per share

Six Months Ended June 30, 2021 in comparison to Six Months Ended June 30, 2020

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Total Revenues	$13.5	$43.0
Operating (Loss) Income (1)	$(2.0)	$24.8
(Loss) Income before Income Taxes (1)	$(0.6)	$15.6
Net (Loss) Income	$(0.6)	$12.0
Diluted (Loss) Income per Share	($0.03) per share	$0.15 per share

(1) Operating Income / (Loss) excludes, and Income / (Loss) before Income Taxes includes, costs in connection with the retirement of the Company’s term loan, interest expense, interest income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Key Activities for the Quarter:

•
In April 2021, the Company delivered approximately $7 million of oral TPOXX® to PHAC under the contract that was awarded in January 2021 (“2021 PHAC Contract”).  The 2021 PHAC Contract, as well as the contract for the procurement of oral TPOXX® with the Canadian Military, were coordinated between SIGA and Meridian under the international promotion agreement that was entered into by the parties in June 2019.

•
In April 2021, the Company filed a new drug application ("NDA") with the U.S. Food and Drug Administration (“FDA”) for the intravenous formulation of TPOXX (“IV TPOXX®”).  The approval of a second formulation of TPOXX® would increase the addressable patient population to those who are too ill to swallow oral capsules. The FDA review process will typically take 10 months for this type of submission.

Share Repurchase Activity

During the second quarter of 2021, SIGA repurchased approximately 1.0 million shares of its common stock, for approximately $6.6 million.  Since the inception of the current share repurchase program in March 2020, the Company has cumulatively repurchased approximately 6.5 million shares of its common stock for approximately $42 million.

Authorization of Additional $50 Million Share Repurchase Program

The Board of Directors authorized an additional share repurchase program (“New Repurchase Authorization”) under which the Company may repurchase up to $50 million of the Company’s common stock through December 31, 2023.  Shares can be repurchased under the New Repurchase Authorization once the maximum amount allowed to be repurchased under the current program, which was authorized in March 2020, has been repurchased, or once such program has expired.  The timing and actual number of shares repurchased, if any, under the New Repurchase Authorization will depend on a variety of factors, including: exercise of procurement options under government contracts, alternative opportunities for strategic uses of cash, the stock price of the Company’s common stock, market conditions, and other corporate liquidity requirements and priorities. This repurchase program does not obligate the Company to acquire a specific dollar amount or number of shares and may be modified, suspended or discontinued at any time.  Repurchases under the program may be made from time to time at the Company’s discretion in open market transactions, through block trades, in privately negotiated transactions, and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, August 5, 2021, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-920-3359 for domestic callers or 1-312-429-0433 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 21996123. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX® is a novel small-molecule drug and the US maintains a stockpile of 1.7 million courses in the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX® was approved by the FDA for the treatment of smallpox in 2018. The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for additional procurement and development related to both oral and intravenous formulations of TPOXX®. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain scale, scope, and current and future impact of the pandemic, the Company is regularly reviewing business and financial risks, and seeking coordination with its government partners with respect to the performance of current and future contract timing and execution.  Additionally, the Company is coordinating closely with service providers and vendors, in particular contract manufacturing organizations that constitute our supply chain, with respect to actions and risks caused by the COVID-19 pandemic. Finally, the Company has proactively provided its employees with resources and other support to help ensure continued success in remote work settings as they navigate the current pandemic environment.

The COVID-19 pandemic has not adversely affected the liquidity position of the Company, nor is it currently expected to have a material adverse effect on the financial condition of the Company.  The pandemic has and may continue to delay the timing of international contract awards for oral TPOXX® given the need of government officials to focus on meeting the demands of the current COVID-19 pandemic. Additionally, the pandemic could result in a slower pace of product deliveries if the pandemic results in shortages or delays in the receipt by the supply chain of raw materials and other essential items for manufacturing.  Otherwise, the pandemic is not currently expected to have a material adverse effect on the short-term financial results of the Company, although the Company cannot provide assurances as to the ultimate impact of the pandemic upon the broader macro environment or the Company’s industry.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Investor Contacts:
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$98,486,013	$117,890,240
Accounts receivable	7,206,135	3,340,263
Inventory	19,599,891	20,265,519
Prepaid expenses and other current assets	1,774,218	2,112,069
Total current assets	127,066,257	143,608,091

Property, plant and equipment, net	2,597,296	2,103,990
Deferred income taxes, net	2,731,473	2,544,053
Goodwill	898,334	898,334
Other assets	392,665	676,923
Total assets	$133,686,025	$149,831,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$675,403	$1,278,217
Accrued expenses and other current liabilities	7,295,055	9,205,293
Total current liabilities	7,970,458	10,483,510
Warrant liability	5,278,141	6,639,211
Other liabilities	3,716,464	2,915,401
Total liabilities	16,965,063	20,038,122
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 75,389,417 and 77,195,704, issued and outstanding at June 30, 2021 and December 31, 2020, respectively)	7,539	7,720
Additional paid-in capital	225,678,876	224,978,430
Accumulated deficit	(108,965,453)	(95,192,881)
Total stockholders’ equity	116,720,962	129,793,269
Total liabilities and stockholders’ equity	$133,686,025	$149,831,391

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Product sales and supportive services	$6,924,162	$38,624,450	$10,447,505	$38,737,459
Research and development	1,729,127	1,724,327	3,019,528	4,231,083
Total revenues	8,653,289	40,348,777	13,467,033	42,968,542

Operating expenses
Cost of sales and supportive services	995,990	4,796,768	1,246,838	4,905,863
Selling, general and administrative	5,216,059	3,870,927	9,272,243	7,046,952
Research and development	2,263,971	2,709,743	4,566,756	5,859,847
Patent expenses	176,167	174,203	369,501	356,800
Total operating expenses	8,652,187	11,551,641	15,455,338	18,169,462
Operating income/(loss)	1,102	28,797,136	(1,988,305)	24,799,080
Gain/(loss) from change in fair value of warrant liability	442,269	(1,619,587)	1,361,070	(1,635,652)
Loss on extinguishment of Term Loan	-	-	-	(4,981,461)
Interest expense	-	-	-	(3,016,817)
Other income, net	24,235	31,931	49,803	444,295
Income/(loss) before income taxes	467,606	27,209,480	(577,432)	15,609,445
Provision for income taxes	(298,406)	(6,319,322)	(65,473)	(3,616,816)
Net and comprehensive income/(loss)	$169,200	$20,890,158	$(642,905)	$11,992,629
Basic income/(loss) per share	$0.00	$0.26	$(0.01)	$0.15
Diluted (loss)/income per share	$(0.00)	$0.26	$(0.03)	$0.15
Weighted average shares outstanding: basic	75,810,641	80,340,695	76,281,211	80,790,400
Weighted average shares outstanding: diluted	76,660,054	80,516,863	77,128,973	80,959,812